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                                                                 EXHIBIT 23.4


                        TRIDENT FINANCIAL CORPORATION
                  Investment Bankers and Financial Advisors

  TELECOPIER:           4601 SIX FORKS ROAD            POST OFFICE BOX 19047
(919) 767 1870    RALEIGH, NORTH CAROLINA 27609    RALEIGH, NORTH CAROLINA 27619
                          (919) 781-8900




                              September 25, 1995


                              LETTER OF CONSENT




Board of Directors
First American Corporation
First American Center
Nashville, TN 37237-0700

Board of Directors
Heritage Federal Bancshares, Inc.
4105 Fort Henry Drive
Kingsport, TN 37663

Gentlemen:

        We hereby consent to the use of our firm's name in the Form S-4 Registration Statement which includes First American Corporation's Prospectus and Heritage Federal Bancshares, Inc.'s Proxy Statement and do further consent to the references therein to our fairness opinion being filed as an Exhibit to the Form S-4.


                                     Sincerely,

                                     /s/ John F. Schramm
                                     John F. Schramm
                                     Senior Vice President


JFS/sbl
8-7-3